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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 23, 2004

                          BUTLER MANUFACTURING COMPANY

                          Butler Manufacturing Company
                              1540 Genessee Street
                                 P.O. Box 419917
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420

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ITEM 5.  OTHER EVENTS

         On April 23, 2004, Butler Manufacturing Company ("Butler") received two letters from BlueScope Steel Limited ("BlueScope").

         The first letter from BlueScope (attached hereto as Exhibit 99.1) advises Butler that BlueScope has reviewed Butler's unaudited consolidated financial statements for the three months ended March 31, 2004 and confirms that Butler's operating results meet or exceed the EBIT, Net Cash Flow and Backlog thresholds set in the BlueScope merger agreement such that no material adverse change has occurred. Accordingly, subject to obtaining the necessary stockholder approval, Butler is not aware of any conditions that will not be satisfied and would prevent the merger with BlueScope from being consummated.

         The second letter from BlueScope (attached hereto as Exhibit 99.2) advises Butler that BlueScope irrevocably has arranged for having cash on hand on April 27, 2004 to fund its financial commitments to Butler stockholders and lenders in connection with the merger between Butler and BlueScope.


ITEM 7.  EXHIBITS

         99.1 Letter from BlueScope Steel Limited to Butler Manufacturing Company, dated April 23, 2004, concerning financial parameters contained in the BlueScope merger agreement.

         99.2 Letter from BlueScope Steel Limited to Butler Manufacturing Company, dated April 23, 2004, concerning committed financing.


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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



BUTLER MANUFACTURING COMPANY




April 23, 2004                                 /s/ Larry C. Miller
----------------------------                -------------------------------
Date                                        Larry C. Miller
                                            Vice President - Finance, and
                                            Chief Financial Officer



April 23, 2004                                 /s/ John W. Huey
----------------------------                -------------------------------
Date                                        John W. Huey
                                            Vice President, General Counsel
                                            and Secretary



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                                  EXHIBIT INDEX


99.1 Letter from BlueScope Steel Limited to Butler Manufacturing Company, dated April 23, 2004, concerning financial parameters contained in the BlueScope merger agreement.

99.2 Letter from BlueScope Steel Limited to Butler Manufacturing Company, dated April 23, 2004, concerning committed financing.